As filed with the Securities and Exchange Commission on June 2, 2008.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MARLIN BUSINESS SERVICES CORP.
(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	38-3686388 (IRS Employer Identification No.)

300 Fellowship Road
Mount Laurel, New Jersey 08054
(888) 479-9111
(Address, including zip code, of Principal Executive Offices)

MARLIN BUSINESS SERVICES CORP.
2003 EQUITY COMPENSATION PLAN
(Full Title of the Plan)

George D. Pelose
Chief Operating Officer and General Counsel
300 Fellowship Road
Mount Laurel, New Jersey 08054
(888) 479-9111
(Name, address and telephone number,
including area code, of agent for service)

Copy to:
James W. McKenzie, Jr., Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of securities		Proposed maximum	Proposed maximum
to be	Amount to be	offering price	aggregate	Amount of
registered	registered (1)	per share (2)	offering price	registration fee (3)
Common Stock, par value $0.01 per share	1,200,000	$6.93	$8,316,000	$326.82

(1)	This registration statement covers additional shares of common stock of Marlin Business Services Corp. that may be offered or sold pursuant to Marlin Business Services Corp. 2003 Equity Compensation Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, and based upon the average of high and low prices for the Registrant’s common stock as reported on the NASDAQ Global Select Market on May 29, 2008.

(3)	Calculated pursuant to Section 6(b) of the Securities Act as follows: proposed maximum aggregate offering price multiplied by $.00003930.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in this Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by Marlin Business Services Corp. (the “Registrant” or the “Company”) with the Commission are incorporated by reference into this Registration Statement:
     (1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;
     (2) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008;
     (3) The Registrant’s Current Reports on Form 8-K filed with the Commission on May 19, 2008, April 23, 2008, March 21, 2008 and March 17, 2008; and
     (4) The description of the Registrant’s shares of common stock common shares of beneficial interest, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 28, 2003, to register such securities under the Securities Exchange Act of 1934 (the “Exchange Act”).
     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Experts
     The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Trustees and Officers.
     Section 1741 of the Pennsylvania Business Corporation Law provides the power to indemnify any officer or director acting in his capacity as the Registrant’s representative who was or is threatened to be made a party to any action or proceeding for expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding. The indemnity provisions apply whether the action was instituted by a third party or arose by or in the Registrant’s right. Generally, the only limitation on the Registrant’s ability to indemnify its officers and directors is if the act violates a criminal statute or if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.
     The Registrant’s bylaws provide a right to indemnification to the fullest extent permitted by law for damages, judgments, amounts paid in settlement, fines, penalties, punitive damages, excise tax assessed with respect to any employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys’ fees and disbursements) actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the Registrant’s right by reason of the fact that such director or officer is or was serving as the Registrant’s director, officer or employee or, at Registrant’s request, as a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is (i) finally determined by a court to have constituted willful misconduct or recklessness; or (ii) based upon or attributable to the receipt by the indemnified representative from the corporation of a personal benefit to which such indemnified party is not legally entitled. The Registrant’s bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. The Registrant’s bylaws authorize the Registrant to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including, if the board of directors so determines, purchasing and maintaining insurance.

     The Registrant’s amended and restated articles of incorporation provide that none of its directors shall be personally liable to the Registrant or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken or any failure to take any action, except for liability for (i) any breach or failure to perform the such person’s duties under the amended and restated articles of incorporation; (ii) any breach or failure to perform such person’s duties under the bylaws; (iii) any act or failure to act that violates applicable law; and (iv) any breach or failure to perform that constitutes self-dealing, willful misconduct or recklessness.
     The Registrant maintains directors and officers’ liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.
The following are a list of Exhibits filed as part of this Registration Statement on From S-8.

Exhibit	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included as part of the Registrant’s signature page)
99.1	2003 Equity Compensation Plan of the Registrant, as Amended
Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the township of Mt. Laurel, State of New Jersey on June 2, 2008.

MARLIN BUSINESS SERVICES CORP.
By:	/s/ Daniel P. Dyer
Daniel P. Dyer
Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel P. Dyer and George D. Pelose, or either of them, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel P. Dyer Daniel P. Dyer	Chairman, Chief Executive Officer and President (Principal Executive Officer)	June 2, 2008

/s/ Lynne C. Wilson Lynne C. Wilson	Chief Financial Officer and Senior Vice President (Principal Financial and Accounting Officer	June 2, 2008

Signature	Title	Date

/s/ John J. Calamari John J. Calamari	Director	June 2, 2008

/s/ Lawrence J. DeAngelo Lawrence J. DeAngelo	Director	June 2, 2008

/s/ Edward Grzedzinski Edward Grzedzinski	Director	June 2, 2008

/s/ Kevin J. McGinty Kevin J. McGinty	Director	June 2, 2008

/s/ Matthew J. Sullivan Matthew J. Sullivan	Director	June 2, 2008

/s/ James W. Wert James W. Wert	Director	June 2, 2008